Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-16
CUSIP: 21988G767 & 21988GAP1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2002.

INTEREST ACCOUNT
Balance as of November 15, 2001 .............................              $0.00
         Scheduled Income received on securities ............      $1,125,000.00
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to Class A1 Holders ...................     -$1,125,000.00
         Distribution to Class A2 Holders ...................             -$0.00
         Distribution to Depositor ..........................             -$0.00
Balance as of May 15, 2002 ..................................              $0.00

PRINCIPAL ACCOUNT
Balance as of November 15, 2001 .............................              $0.00
         Scheduled Principal payment received on securities .              $0.00

LESS:
         Distribution to Holders ............................              $0.00
Balance as of May 15, 2002 ..................................              $0.00

                  UNDERLYING SECURITIES HELD AS OF MAY 15, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $29,033,000       Georgia-Pacific Corp. 7.75% Debentures
                           due November 15, 2029
                           CUSIP: 373298BR8

U.S Bank Trust National Association, as Trustee


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